                                                                    EXHIBIT 99.1

               iManage Reports Record Second Quarter 2003 Results

      Company Posts Record Quarterly Revenues and Drives Profitable Results

FOSTER CITY, Calif., July 16, 2003 -- iManage, Inc. (Nasdaq: IMAN), a leading provider of collaborative content management software for global enterprises, today announced record financial results for the second quarter ended June 30, 2003.

For the second quarter, iManage reported record total revenues of $11.8 million, as compared to $9.6 million a year ago, an increase of 23%. Net income for the second quarter of 2003 calculated in accordance with generally accepted accounting principles was $134,000, or $0.01 per share, as compared to a net loss of $2.7 million, or $0.11 per share, for the same period last year. On a pro forma basis, iManage reported net income of $204,000 for the quarter, or $0.01 per share, versus a pro forma net loss of $2.2 million, or $0.09 per share, for the second quarter a year ago. Pro forma results exclude the impact of amortization of stock-based compensation and intangible assets and the related tax impact of these adjustments.

For the six-month period ended June 30, 2003, iManage reported total revenues of $22.7 million as compared to $21.4 million in the six-month period a year ago. Net loss for the first six months of 2003 calculated in accordance with generally accepted accounting principles was $1.6 million, or $0.06 per share as compared to a net loss of $3.0 million, or $0.12 per share, for the same period last year. On a pro forma basis, excluding the impact of amortization of stock-based compensation and intangible assets and a lease termination fee in the first quarter of 2003, iManage reported a net loss of $372,000 for the six-month period ended June 30, 2003, or $0.02 per share, as compared to a pro forma net loss of $2.0 million, or $0.08 per share, for the six-month period a year ago.

A reconciliation between net income (loss) on a generally accepted accounting principles basis and pro forma net income (loss) is provided in the tables immediately following the consolidated statements of operations below.

"We are extremely pleased with our financial results for the second quarter, with record revenues and profitable operations," said Mahmood Panjwani, iManage president and chief executive officer. "Our business execution continued to be strong with the announcement of new customers, partners and industry-leading products."

"We have consistently communicated that a primary financial objective of iManage was to reach profitability as soon as possible," added Panjwani. "With our solid execution, we are very proud to report that we have achieved our profitability objective ahead of expectations."

KEY CUSTOMER WINS

iManage continued its new customer acquisition in the second quarter adding 57 new customers across all core industry vertical markets, including financial services, manufacturing, government and professional services. Customers are selecting the iManage WorkSite(TM) suite, as it is the only available solution that truly integrates content management and collaboration.

- In the financial services segment, iManage signed new WorkSite customers and expanded its presence with a number of existing customers. For example, Alliant Asset Management purchased WorkSite as a collaboration system to be used among its investors, clients and external parties. Other financial services companies purchasing WorkSite licenses in the second quarter included Hudson Advisors LLC, NASD and Union Bank of California. Additional European business included Aon Denmark, a subsidiary of Aon Corporation, and the Bank of Butterfield, a premier community bank and an international financial services company.

- Within iManage's core verticals of manufacturing and government, new and existing customers purchased WorkSite licenses, including Creekstone Management LLC, Cyberonics, Inc., the Health and Human Services Department, Los Angeles Department of Water & Power, Morrison Homes, Motorola, Northwest Territories Power Corporation, Rockwell Collins, California Franchise Tax Board, Universal Compression Holdings, Inc. and Wisconsin Energy Corporation.

- Professional services customer growth remained strong, with new firms around the world selecting WorkSite. Law firms continue to purchase and switch to WorkSite for matter centric collaboration. This solution provides an integrated view of documents, events, tasks and contacts for any given matter, enabling firms to increase utilization, provide better service to clients and gain competitive advantage. New and existing law firms purchasing WorkSite included Baker & Hostetler LLP; Montgomery, McCracken, Walker & Rhoads, LLP; Foley & Lardner; Fulbright & Jaworski LLP; Keating Muething & Klekamp; Lane Powell Spears Lubersky LLP; and White & Case LLP.

- iManage is building its global presence and announced notable new international legal customers in the second quarter. Announcements included Norton Rose, a leading international law firm that operates through a network of offices in Europe, the Middle East and Asia; Stibbe, a leading European law firm with offices in Amsterdam, Brussels, London and New York; and NautaDutilh, the largest independent law firm in Benelux. All three new customers are standardizing firm-wide on iManage WorkSite. Other European firms purchasing WorkSite included TLT Solicitors and Bristows. Additionally, in the Asia/Pacific region, law firms purchasing WorkSite included Chen Palmer & Partners; Blake Thornton Smith; and Gilbert + Tobin.

- Other notable customer wins in the second quarter included AOL Time Warner, Express Scripts, Inc., Fannie Mae, Norfolk Southern Corporation and Sutter Health.

- iManage commissioned its annual customer satisfaction survey, which was conducted by NFO Prognostics, an independent market research firm. According to the survey, iManage is performing well above the industry average with 95% customer loyalty. This strong performance reflects iManage's commitment to its customers and the benefits of its solutions. Customers cited the strength of iManage's products, its technical vision, support and responsiveness, as well as iManage's overall customer relationships as key factors in their high loyalty ratings.

TECHNOLOGY LEADERSHIP

In the second quarter, new products and feature enhancements were announced for both iManage WorkSite and iManage WorkSite MP as a result of customer feedback.

- iManage announced the general availability of its E-mail Management solution, which combines WorkSite Communication Server, a new product, with enhancements to MailSite and other WorkSite functionality designed to enable companies to deal effectively with e-mail overload. The iManage E-mail Management solution enables inbound and outbound e-mails to be directly captured and classified in the iManage content repository with documents, spreadsheets, presentations and other relevant business content. This solution increases an organization's efficiency and productivity, improves customer service and enforces retention policies that aid compliance with corporate accountability.

- iManage announced the general availability of WorkSite Server with Caching, a next-generation product that helps users access remote content as easily as if it were stored in their local office, enabling distributed teams to function efficiently as a single entity. With mergers and acquisitions, globalization and geographic expansion, projects are no longer staffed at just one location but rather by distributed teams staffed across offices and time zones. Most document management implementations have typically been designed to have content locally accessed by users in their offices and were not architected for inter-office collaboration. This results in slow access to content or the inability to find the correct content. To achieve the greatest possible productivity from globally distributed teams, WorkSite Server with Caching provides geographic transparency, where users perceive no difference in either performance or convenience between remote documents accessed across the network or documents accessed locally.

PARTNERSHIP DEVELOPMENT

iManage continued to build its partnership programs, announcing a new Original Equipment Manufacturer (OEM) partner and adding new system integrator partners with vertical industry expertise.

- With the introduction of the iManage OEM program in the first quarter, iManage announced in the second quarter that it has entered into an OEM partnership with Primavera Systems, Inc., the leading worldwide provider of project portfolio management solutions. Primavera serves a broad range of industries, including among others, aerospace and defense, automotive, chemical processing, construction, energy, engineering, telecommunications and utilities. Primavera is extending the capabilities of its product offering by strengthening its support of document management and collaboration. The Company found that WorkSite's open, standards-based architecture lends itself well to being build into Primavera's offerings. The benefits for Primavera will include accelerating time-to-market, deploying best-of-breed functionality and increasing competitive differentiation.

- iManage continued to strengthen its network of more than 150 system integrator partners to support WorkSite customers. One example of a new corporate-focused partner is Entology, named New Jersey's fastest-growing IT consulting firm by Deloitte & Touche. Entology serves a Global 1000 client base and has a strong presence in the investment banking, pharmaceutical and real estate markets. Entology's team has extensive expertise in the document management and collaboration field and has built and delivered complete vertical solutions based on other vendors' technology for the past several years. Under its agreement with iManage, Entology will now resell the iManage WorkSite MP solution to enterprise customers.

CONFERENCE CALL

iManage's second quarter results and its business outlook, including the third quarter of 2003, will be discussed on Wednesday, July 16, 2003 at 1:30 p.m. PDT/4:30 p.m. EDT. The conference call can be accessed via a live webcast at http://www.imanage.com. A rebroadcast of the call will be available upon its completion.

ABOUT IMANAGE, INC.

Headquartered in Foster City, Calif., iManage, Inc. is a leader in collaborative content management software that enables businesses to efficiently manage and collaborate on critical business content across the extended enterprise. The iManage WorkSite suite delivers document management, collaboration, workflow and knowledge management accessible through an integrated portal in a single integrated Internet solution. This results in significant improvements in communication and process efficiency, faster response times and a rapid return on investment. More than 600,000 professionals in approximately 1,300 businesses have transformed their organizations with the iManage WorkSite solution. For more information, please contact iManage at 1-877-4iManage, contact@imanage.com, or visit our web site at http://www.imanage.com.

Legal Notice Regarding Forward-Looking Statements:

This news release regarding iManage, Inc.'s results for the quarter and six-months ended June 30, 2003 includes forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Such factors include, but are not limited to, lack of market acceptance of the iManage platform and suite of products, failure of the market for e-business content and collaboration software to develop and grow as quickly as expected; delays and difficulties in introducing new products and enhancements to address the needs of specific vertical markets; the introduction of new products or services by our competitors that could delay or reduce our sales; the failure of our reseller and OEM programs to develop as expected; the impact of world and geopolitical events on sales cycles and transaction closure rates; and actual or perceived declining economic conditions that could negatively affect our sales and profits. Further details of these risk factors are set forth in iManage, Inc.'s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002 and its filings on Form 10-Q and Form 8-K.

These filings are available on a Website maintained by the Securities and Exchange Commission at http://www.sec.gov. iManage, Inc. does not undertake an obligation to update or correct any forward-looking or other statements in this release.

Trademark Notice: iManage, the iManage logo, WorkTeam, WorkDocs, WorkPortal, WorkRoute and DeskSite are registered trademarks of iManage, Inc. iManage WorkSite, iManage WorkKnowledge and iManage MailSite are trademarks of iManage, Inc.

                            Financial Tables Appended
                                      # # #

iManage Contacts:
Jennifer Lee                                     Laura Heisman
Investor Relations                               Public Relations
650-577-6567                                     650-577-6607
investors@imanage.com                            lheisman@imanage.com

                                  IMANAGE, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                               Three Months Ended          Six Months Ended
                                                                    June 30,                    June 30,
                                                             ----------------------      ---------------------
                                                               2003          2002          2003          2002
                                                             --------      --------      --------      --------
Revenues:
     License                                                 $  5,244      $  4,265      $ 10,146      $ 11,378
     Support and service                                        6,567         5,355        12,601        10,019
                                                             --------      --------      --------      --------
         Total revenues                                        11,811         9,620        22,747        21,397
Cost of revenues:
     License                                                      362           392           730           777
     Support and service                                        2,008         1,818         3,900         3,382
                                                             --------      --------      --------      --------
         Total cost of revenues                                 2,370         2,210         4,630         4,159
                                                             --------      --------      --------      --------
         Gross profit                                           9,441         7,410        18,117        17,238
Operating expenses:
     Sales and marketing                                        6,214         6,779        12,371        13,568
     Research and development                                   2,235         2,123         4,474         4,246
     General and administrative                                 1,030         1,104         3,071         2,196
     Amortization of intangible assets                             35           365            70           725
                                                             --------      --------      --------      --------
         Total operating expenses                               9,514        10,371        19,986        20,735
                                                             --------      --------      --------      --------
         Loss from operations                                     (73)       (2,961)       (1,869)       (3,497)
Interest income and other, net                                    257           325           388           574
                                                             --------      --------      --------      --------
         Income (loss) before provision for income taxes          184        (2,636)       (1,481)       (2,923)
Provision for income taxes                                         50            20            83            40
                                                             --------      --------      --------      --------
         Net income (loss)                                   $    134      $ (2,656)     $ (1,564)     $ (2,963)
                                                             ========      ========      ========      ========
Basic and diluted net income (loss)
      per common share                                       $   0.01      $  (0.11)     $  (0.06)     $  (0.12)
                                                             ========      ========      ========      ========
Shares used in computing basic and diluted
     net income (loss) per common share                        25,473        23,961        24,229        23,834
                                                             ========      ========      ========      ========

                                  IMANAGE, INC.

          IMPACT OF PRO FORMA ADJUSTMENTS ON REPORTED NET INCOME (LOSS)
                      (In thousands, except per share data)
                                   (Unaudited)

                                                        Three Months Ended                        Three Months Ended
                                                           June 30, 2003                             June 30, 2002
                                               ------------------------------------      ------------------------------------
                                             As reported   Adjustments*   Pro forma    As reported   Adjustments*    Pro forma
                                             -----------   ------------   ---------    -----------   ------------    ---------
Revenues:
     License                                   $  5,244      $     --      $  5,244      $  4,265      $     --      $  4,265
     Support and service                          6,567            --         6,567         5,355            --         5,355
                                               --------      --------      --------      --------      --------      --------
         Total revenues                          11,811            --        11,811         9,620            --         9,620
Cost of revenues:
     License                                        362            --           362           392            --           392
     Support and service                          2,008            (1)        2,007         1,818            (7)        1,811
                                               --------      --------      --------      --------      --------      --------
         Total cost of revenues                   2,370            (1)        2,369         2,210            (7)        2,203
                                               --------      --------      --------      --------      --------      --------
         Gross profit                             9,441             1         9,442         7,410             7         7,417
Operating expenses:
     Sales and marketing                          6,214           (29)        6,185         6,779           (67)        6,712
     Research and development                     2,235            (3)        2,232         2,123            (8)        2,115
     General and administrative                   1,030           (28)        1,002         1,104           (41)        1,063
     Amortization of intangible assets               35           (35)           --           365          (365)           --
                                               --------      --------      --------      --------      --------      --------
         Total operating expenses                 9,514           (95)        9,419        10,371          (481)        9,890
                                               --------      --------      --------      --------      --------      --------
         Income (loss) from operations              (73)           96            23        (2,961)          488        (2,473)
Interest income and other, net                      257            --           257           325            --           325
                                               --------      --------      --------      --------      --------      --------
         Income (loss) before income taxes          184            96           280        (2,636)          488        (2,148)
Provision for income taxes                           50            26            76            20            --            20
                                               --------      --------      --------      --------      --------      --------
         Net income (loss)                     $    134      $     70      $    204      $ (2,656)     $    488      $ (2,168)
                                               ========      ========      ========      ========      ========      ========
Net income (loss) per share                    $   0.01                    $   0.01      $  (0.11)                   $  (0.09)
                                               ========                    ========      ========                    ========
Shares used in computing pro
  forma net income (loss) per share              25,473                      25,473        23,961                      23,961
                                               ========                    ========      ========                    ========

* The adjustments represent the reversal of the amortization of deferred stock-based compensation and intangible assets.

                                  IMANAGE, INC.

              IMPACT OF PRO FORMA ADJUSTMENTS ON REPORTED NET LOSS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                   Six Months Ended                      Six Months Ended
                                                     June 30, 2003                         June 30, 2002
                                        ------------------------------------   -------------------------------------
                                        As reported  Adjustments*  Pro forma   As reported  Adjustments*   Pro forma
                                        -----------  ------------  ---------   -----------  ------------   ---------
Revenues:
     License                              $ 10,146     $     --     $ 10,146     $ 11,378     $     --     $ 11,378
     Support and service                    12,601           --       12,601       10,019           --       10,019
                                          --------     --------     --------     --------     --------     --------
         Total revenues                     22,747           --       22,747       21,397           --       21,397
Cost of revenues:
     License                                   730           --          730          777           --          777
     Support and service                     3,900           (3)       3,897        3,382          (15)       3,367
                                          --------     --------     --------     --------     --------     --------
         Total cost of revenues              4,630           (3)       4,627        4,159          (15)       4,144
                                          --------     --------     --------     --------     --------     --------
         Gross profit                       18,117            3       18,120       17,238           15       17,253
Operating expenses:
     Sales and marketing                    12,371          (87)      12,284       13,568          (67)      13,501
     Research and development                4,474           (9)       4,465        4,246          (22)       4,224
     General and administrative              3,071       (1,049)       2,022        2,196         (131)       2,065
     Amortization of intangible assets          70          (70)          --          725         (725)          --
                                          --------     --------     --------     --------     --------     --------
         Total operating expenses           19,986       (1,215)      18,771       20,735         (945)      19,790
                                          --------     --------     --------     --------     --------     --------
         Loss from operations               (1,869)       1,218         (651)      (3,497)         960       (2,537)
Interest income and other, net                 388           --          388          574           --          574
                                          --------     --------     --------     --------     --------     --------
         Loss before income taxes           (1,481)       1,218         (263)      (2,923)         960       (1,963)
Provision for income taxes                      83           26          109           40           --           40
                                          --------     --------     --------     --------     --------     --------
         Net loss                         $ (1,564)    $  1,192     $   (372)    $ (2,963)    $    960     $ (2,003)
                                          ========     ========     ========     ========     ========     ========
Net loss per share                        $  (0.06)                 $  (0.02)    $  (0.12)                 $  (0.08)
                                          ========                  ========     ========                  ========
Shares used in computing pro forma net
  loss per share                            24,229                    24,229       23,834                    23,834
                                          ========                  ========     ========                  ========

* The adjustments represent the reversal of the lease termination fee in the first quarter of 2003 and the amortization of deferred stock-based compensation and intangible assets.

                                  IMANAGE, INC.

                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                           June 30, 2003         December 31, 2002
                                                              --------               --------
                                                            (Unaudited)
                                     ASSETS
Current assets:
        Cash and cash equivalents                             $ 37,339               $ 29,920
        Short-term investments                                   3,523                  8,236
        Accounts receivable, net                                 7,295                  8,386
        Prepaid expenses and other current assets                1,959                  2,703
                                                              --------               --------
               Total current assets                             50,116                 49,245
Property and equipment, net                                      1,880                  2,319
Goodwill and other intangible assets, net                        3,425                  3,495
Other assets                                                     2,417                  2,610
                                                              --------               --------
               Total assets                                   $ 57,838               $ 57,669
                                                              ========               ========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
        Bank lines of credit, current portion                 $  4,213               $  4,808
        Accounts payable                                         1,287                  2,535
        Accrued liabilities                                      6,591                  5,352
        Deferred revenues                                       14,318                 12,276
                                                              --------               --------
               Total current liabilities                        26,409                 24,971
Bank lines of credit, less current portion                         759                  1,010
                                                              --------               --------
               Total liabilities                                27,168                 25,981
                                                              --------               --------
Stockholders' equity:
        Common stock                                                24                     24
        Additional paid-in capital                              78,212                 77,773
         Deferred stock-based compensation                        (167)                  (306)
        Notes receivable for common stock                         (330)                  (330)
        Accumulated comprehensive income                           (10)                    22
        Accumulated deficit                                    (47,059)               (45,495)
                                                              --------               --------
               Total stockholders' equity                       30,670                 31,688
                                                              --------               --------
               Total liabilities and stockholders' equity     $ 57,838               $ 57,669
                                                              ========               ========